UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2008

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the 2004 Equity Incentive Plan

On October 9, 2008, the Board of Directors (the Board) amended the Pharmacyclics, Inc. 2004 Equity Incentive Award Plan (the 2004 Plan) to increase the maximum number of shares available for issuance under the 2004 Plan by 3,000,000 shares. The stockholders of the Company approved the amendment to the 2004 Plan at the 2008 Annual Meeting of Stockholders on December 12, 2008. The 2004 Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.

Amendment and Restatement of the Employee Stock Purchase Plan

On October 9, 2008, the Board amended restated the Pharmacyclics, Inc. Employee Stock Purchase Plan (the "Purchase Plan" to (i) increase the maximum number of shares available for issuance under the Purchase Plan by an additional 300,000 shares; (ii) increase the maximum payroll deduction to twenty percent (20%); (iii) increase the maximum number of shares that may be purchased on any purchase date to 10,000 shares; (iv) remove the restriction on the number of times a participant may reduce his or her payroll deduction under the Purchase Plan; and (v) add an automatic reset feature that provides that the offering period in progress shall end immediately following the close of trading on a purchase date and a new offering period shall commence in the event that the fair market value of a share of the Company's common stock on any purchase date is lower than the fair market value of a share of the Company's common stock on the first day of the offering period in which the purchase date occurs. The stockholders of the Company approved the amendment to the Purchase Plan at the 2008 Annual Meeting of Stockholders on December 12, 2008. The Purchase Plan is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2008, the Board adopted an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from forty-nine million (49,000,000) shares to one hundred million (100,000,000) shares. The stockholders of the Company approved the increase in the authorized number of shares of Common Stock at the 2008 Annual Meeting of Stockholders on December 12, 2008. The Amended and Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 7.01     Regulation FD Disclosure.

On December 12, 2008, Pharmacyclics, Inc. (the "Company") held its Annual Meeting of Stockholders. At this meeting, the Company's Chairman and interim Chief Executive Officer, Chief Financial Officer and Secretary, Robert W. Duggan, stated that he expected the Company to require approximately $100 million in capital over the next three years. Mr. Duggan also stated at the meeting that he believes it will cost $40 to $50 million and take approximately 48 months to (i) complete a phase three trial for motexafin gadolinium (MGd) and possibly (ii) achieve clearance from the FDA. Mr. Duggan further stated that the Company is hoping to raise several million dollars within the next thirty days. Mr. Duggan noted that the Company is exploring licensing opportunities for each of its four clinically active products.

The information in this Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

This Current Report on Form 8-K may contain forward-looking statements that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward-looking statements. Such factors include those risks described in the Company's Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this Current Report on Form 8-K is filed, and the Company undertakes no duty to update this information.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Pharmacyclics, Inc., as amended through October 9, 2008.
10.1	Pharmacyclics, Inc. 2004 Equity Incentive Award Plan, as amended through October 9, 2008.
10.2	Pharmacyclics, Inc. Employee Stock Purchase Plan, as amended through October 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 15, 2008

PHARMACYCLICS, INC. By: /s/ ROBERT W. DUGGAN Name: Robert W. Duggan Title: Chairman and Interim Chief Executive Officer, Chief Financial Officer and Secretary

INDEX TO EXHIBITS
Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Pharmacyclics, Inc., as amended through October 9, 2008. PDF
10.1	Pharmacyclics, Inc. 2004 Equity Incentive Award Plan, as amended through October 9, 2008. PDF
10.2	Pharmacyclics, Inc. Employee Stock Purchase Plan, as amended through October 9, 2008. PDF

         PDF    Also provided in PDF as a courtesy.